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                                                                   Exhibit 99.1


                                   PROXY CARD

               SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE

                  SPECIAL MEETING OF MEMBERS NOVEMBER __, 1996

              PROXY SOLICITED ON BEHALF OF THE BOARD OF GOVERNORS

The undersigned hereby revokes all proxies heretofore given and hereby appoints Mitchell S. Karlan, M.D., Allan K. Briney, M.D., and Wendell L. Moseley, M.D., or any one or more of them in the absence of the others, with full power of substitution, as the true and lawful attorneys, proxies and agents of the undersigned, to attend, represent and vote on behalf of the undersigned at the Special Meeting of Members of the Southern California Physicians Insurance Exchange ("SCPIE") to be held at The Sheraton Grande Hotel, 333 S. Figueroa Street, Los Angeles, California 90071 on November __, 1996, at 3:00 p.m., Pacific time, and any postponements or adjournments thereof, with all the powers the undersigned would have if personally present at such meeting, upon the following proposal described in the accompanying Proxy Statement/Prospectus dated September __, 1996.

                   (Continued and to be signed on other side)


                                   PROXY CARD

CONTROL NUMBER

                        THE BOARD OF GOVERNORS OF SCPIE RECOMMENDS THAT YOU
                        VOTE YES (FOR THE MERGER AGREEMENT).
FOR  AGAINST  ABSTAIN
[ ]    [ ]      [ ]     Proposal: To approve and adopt the Amended and Restated
                        Plan and Agreement of Merger (the "Merger Agreement"), dated as of August 8, 1996, among Southern California
                        Physicians Insurance Exchange ("SCPIE"), SCPIE
                        Indemnity Company ("SCPIE Indemnity") and SCPIE Holdings
                        Inc., and the transactions contemplated thereby, including the merger of SCPIE into SCPIE Indemnity.

  [LOGO]                The Board of Governors of SCPIE has approved the Merger
                        Agreement.
SOUTHERN
CALIFORNIA              Please vote by placing an X in one of the boxes above,
PHYSICIANS              and sign your name at the bottom of the card.  You
INSURANCE               must place an X in one, and only one, of the boxes in
EXCHANGE                order for your vote to be counted.

                        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


                                        ----------------------------------------
                                                       SIGNATURE

                                        Dated ___________________________, 1996

                                        Please sign exactly as your name appears to the left. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name, by an authorized person.

                                        PLEASE MARK, SIGN, DATE AND MAIL THIS
                                        PROXY CARD PROMPTLY, USING THE ENCLOSED
                                        ENVELOPE.